As filed with the Securities and Exchange Commission on November 17, 1995

                                                    Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                         CARRINGTON LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)


           TEXAS                                         75-1435663
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

         2001 WALNUT HILL LANE
             IRVING, TEXAS                                 75038
(Address of Principal Executive Offices)                 (Zip Code)

                            -----------------------

              CARRINGTON LABORATORIES, INC. 1985 STOCK OPTION PLAN
                            (Full title of the plan)

                            -----------------------


          CHRISTOPHER S. RECORD, ESQ.                   Copy to:
     Vice President, Business Development        PAUL M. JOHNSTON, ESQ.
            and Strategic Planning                 Thompson & Knight,
         Carrington Laboratories, Inc.         A Professional Corporation
             2001 Walnut Hill Lane           1700 Pacific Avenue, Suite 3300
             Irving, Texas  75038                 Dallas, Texas  75201
    (Name and address of agent for service)           (214) 969-1358

                (214) 518-1300
         (Telephone number, including
       area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

========================================================================================
                                    PROPOSED           PROPOSED
   TITLE OF         AMOUNT          MAXIMUM            MAXIMUM
 SECURITIES TO      TO BE         OFFERING PRICE       AGGREGATE         AMOUNT OF
 BE REGISTERED    REGISTERED      PER SHARE (1)   OFFERING PRICE (1)   REGISTRATION FEE
----------------------------------------------------------------------------------------
Common Stock,       250,000
$.01 par value    shares (2)(3)     $19.125          $4,781,250           $956.25
per share
========================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices of the Common Stock on the NASDAQ Stock Market on November 14, 1995, as reported in the November 15, 1995 edition of The Wall Street Journal.

(2) Pursuant to Rule 416, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(3) Includes an indeterminate number of preferred share purchase rights issuable pursuant to the registrant's preferred share purchase rights plan, which rights will be transferable only with shares of Common Stock registered hereunder and issued pursuant to the registrant's 1985 Stock Option Plan, as amended.

================================================================================

                                    PART II


Documents Incorporated by Reference
-----------------------------------

     The contents of the Registration Statements (the "Prior Registration Statements") of Carrington Laboratories, Inc. (the "Registrant") on Form S-8, Registration Nos. 33-22849, 33-36041, 33-42002 and 33-50430, filed with the
Securities and Exchange Commission on June 30, 1988, July 30, 1990, August 1, 1991 and August 4, 1992, respectively, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

     In addition to the documents described above, the following documents filed or to be filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

          (a) The description of the Registrant's Preferred Share Purchase Rights (which rights are transferable only with related shares of Common Stock) contained in the Registrant's Registration Statement on Form 8-A filed on October 16, 1991, including any amendment or report filed for the purpose of updating such description.

          (b) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Amendment to Plan
-----------------

     On February 10, 1994, the Board of Directors of the Registrant adopted an amendment to the Registrant's 1985 Stock Option Plan (the "Plan") that increased from 1,150,000 to 1,400,000 the aggregate number of shares of the Registrant's Common Stock, par value $0.01 per share, reserved for issuance under the Plan. The amendment was approved by the shareholders of the Registrant on April 28, 1994.

Exhibits
--------

     In addition to the exhibits filed with or incorporated by reference into the Prior Registration Statements, the following documents are filed as exhibits to this Registration Statement:

          4.1  Carrington Laboratories, Inc. 1985 Stock Option
               Plan, as amended.

          4.2 Form of Nonqualified Stock Option Agreement for employees, as amended.

          4.3 Form of Nonqualified Stock Option Agreement for nonemployee directors, as amended.

          5.1  Opinion of Thompson & Knight, P.C., regarding
               250,000 shares of Common Stock.

          23.1 Consent of independent public accountants to incorporation of report by reference.

          23.2 Consent of counsel (included in the opinion of Thompson & Knight, P.C., filed herewith as
               Exhibit 5.1).

          24.1 Power of Attorney (included on the signature page of this Registration Statement).

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on November 17, 1995.

                                 CARRINGTON LABORATORIES, INC.


                                 By:  /s/ Carlton E. Turner
                                    -------------------------------------------
                                    Carlton E. Turner, President and Chief
                                    Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. The undersigned persons hereby constitute and appoint Carlton E. Turner and Christopher S. Record, or either of them, as our true and lawful attorneys-in-fact with full power to execute in our names and on our behalf, in the capacities indicated below, any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact shall lawfully do or cause to be done by virtue hereof.

Signature                     Capacity in Which Signed             Date
---------                     ------------------------             ----

/s/ Carlton E. Turner      President, Chief Executive         November 17, 1995
-------------------------  Officer and Director
Carlton E. Turner, Ph.D.   (principal executive officer)


/s/ Sheri Pantermuehl      Chief Financial Officer            ovember 17, 1995
-------------------------  (principal financial and
Sheri Pantermuehl          accounting officer)

/s/ R. Dale Bowerman       Director                           November 17, 1995
-------------------------
R. Dale Bowerman

/s/ George DeMott          Director                           November 17, 1995
-------------------------
George DeMott

/s/ Robert A. Fildes       Director                           November 17, 1995
-------------------------
Robert A. Fildes, Ph.D.

/s/ Thomas J. Marquez      Director                           November 17, 1995
-------------------------
Thomas J. Marquez

/s/ James T. O'Brien       Director                           November 17, 1995
-------------------------
James T. O'Brien

/s/ Selvi Vescovi          Director                           November 17, 1995
-------------------------
Selvi Vescovi

                               INDEX TO EXHIBITS


                                                                    Sequentially
                                                                      Numbered
Exhibit Number                      Exhibit                             Page
---------------                     -------                         ------------

      4.1 Carrington Laboratories, Inc. 1985 Stock Option Plan, as amended.

      4.2 Form of Nonqualified Stock Option Agreement for employees, as amended.

      4.3 Form of Nonqualified Stock Option Agreement for nonemployee directors, as amended.

      5.1       Opinion of Thompson & Knight, P.C., regarding
                250,000 shares of Common Stock.

      23.1 Consent of independent public accountants to incorporation of report by reference.

     23.2 Consent of counsel (included in the opinion of Thompson & Knight, P.C., filed herewith as Exhibit 5.1).

     24.1 Power of Attorney (included on the signature page of this Registration Statement)